HealthEquity Announces Strong Sales,
Presentation at JP Morgan Healthcare Conference

Draper, Utah - (GLOBE NEWSWIRE) - January 8, 2018 - HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation’s largest health savings account (“HSA") non-bank custodian, today announced significant growth in its health plan / administrator network partners and employers served, and provided estimates of HSA members and custodial assets for its fiscal year ending on January 31, 2018.

–	The number of HealthEquity health plan / administrator network partners has reached 124, up 43% during fiscal year 2018.

–	The number of employers served by HealthEquity exceeds 40,000, up approximately 6,000 during fiscal year 2018.

–	The Company estimates that HSA members will grow to between 3.3 million and 3.4 million by January 31, 2018, up from 2.7 million a year earlier.

–	The Company estimates that custodial assets will grow to between $6.4 billion and $6.5 billion by January 31, 2018, up from $5.0 billion a year earlier.
HealthEquity will discuss these results and estimates during its presentation at the 36th Annual JP Morgan Healthcare Conference on Wednesday, January 10, 2018, at the Westin St. Francis hotel in San Francisco. Jon Kessler, President and Chief Executive Officer, and Darcy Mott, Executive Vice President and Chief Financial Officer, will discuss HealthEquity in a presentation scheduled to begin at 2:00 PM Pacific Time and will be available for one-on-one meetings throughout the conference.
A live audio webcast of the presentation along with a copy of the presentation slides will be available and archived on HealthEquity’s investor relations website at http://ir.healthequity.com.
About HealthEquity
Founded in 2002, HealthEquity is the nation's largest health savings account non-bank custodian. The company's innovative technology platform and tax-advantaged accounts help members build health savings, while controlling health care costs. HealthEquity services more than 3 million health savings accounts for 124 health plan and benefit administrator network partners and employees at more than 40,000 companies across the United States.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com